EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48762) pertaining to the Electro-Tec Corporation Employee Retirement Benefit Plan of Kaydon Corporation of our report dated June 20, 2005, with respect to the financial statements and schedule of the Electro-Tec Corporation Employee Retirement Benefit Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Detroit, Michigan
June 29, 2005